UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 31, 2013

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

(Exact name of registrant as specified in its charter)

Delaware	0-52701	30-0408288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC

Four World Financial Center – 10th Floor

250 Vesey Street

New York, NY 10080

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:      (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Units are privately offered and sold to “accredited investors” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 thereunder.  The selling agent of the Units was Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPF&S”).

CLASS A	Subscription		CLASS C	Subscription
	Amount	Units		Amount	Units

January 31, 2013	$-	-	January 31, 2013	$424,000	418,063

CLASS D	Subscription		CLASS I	Subscription
	Amount	Units		Amount	Units

January 31, 2013	$-	-	January 31, 2013	$-	-

CLASS DS	Subscription		CLASS DT	Subscription
	Amount	Units		Amount	Units

January 31, 2013	$1,374,795	974,134	January 31, 2013	$-	-

CLASS M	Subscription
	Amount	Units

January 31, 2013	$-	-

Class A Units are subject to a sales commission paid to MLPF&S ranging from 1.0% to 2.5%.  Class D Units and Class I Units are subject to sales commissions paid to MLPF&S up to 0.5%.  The rate assessed to a given subscription is based upon the subscription amount.  Sales commissions are directly deducted from subscription amounts.  Class C, Class DS, Class DT and Class M Units are not subject to any sales commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

	By:	/s/ BARBRA E. KOCSIS
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date: February 5, 2013